UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 29, 2007

Torbay Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25417	52-2143186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1117, Long Beach, New York	11561
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516)747-5955

N/A

(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 29, 2007, in connection with the resignation of certain of our executive officers and directors as described in Item 5.02 below, Torbay Holdings, Inc. (“we” or the “Company”) agreed to: (a) pay to Alexander Gordon Lane, a former director of the Company, $50,000 in full settlement of all contractual obligations Mr. Lane had and might have against the Company as a result of his service as a director of the Company through that date and an additional $50,000 in full settlement of all claims Mr. Large had and might have against the Company as a result of his service as an executive officer of the Company; (b) pay to Thomas Marchant, a former director of the Company, $5,000 in full settlement of all contractual obligations Mr. Marchant had and might have against the Company as a result of his service as a director of the Company; (c) pay to Thomas Large, a director and the former Chief Executive Officer of the Company, $50,000 in full settlement of all contractual obligations Mr. Large had and might have against the Company as a result of his service as an officer of the Company; and (d) transfer to Mr. Large or his designee 100% of the capital stock of Designer Appliances, Inc. and all other assets of the Company, subject to liabilities relating to the Company’s computer input and software business, including intellectual property and physical materials, including hardware and software and all rights pertaining thereto, in consideration of the payment to the Company in perpetuity of a 1% royalty on sales by Designer Appliances, Inc., the return by Mr. Large to the Company of 1,000,000 shares of our common stock and the grant to the Company of a 5% interest in the disposal value of Designer Appliances, Inc.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 29, 2007 the Company completed the disposition of all of the money and other assets referred to in Item 1.01 to the persons referred to in Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation

On May 11, 2007 we borrowed from The Nutmeg/Mercury Fund LLLP $60,000. The loan is evidenced by a promissory note in the principal amount of $60,000 providing that interest at the rate of 18% per annum accrues (and compounds daily) on the outstanding principal amount and that all principal and accrued interest is payable one month after the date of issuance of the note (June 11, 2007). The note further provides that an “Event of Default” would occur under the note if the Company fails to make payment within 15 days after the due date of the note. As of the date of this Report, the Company has not made any payments on the note and as of June 26, 2007 interest has been accruing on the note at the rate of the lesser of 30% per annum or the maximum interest rate permitted by law.

The holder of the note may elect to receive payment in common stock of the Company at a conversion price of the lesser of $.02 per share or a formula based on the trading price of our common stock.

On June 19, 2007, we borrowed $148,000 from The Black Diamond Fund LLLP. The loan is evidenced by a promissory note in the principal amount of $148,000 providing that interest at the rate of 15% per annum accrues (and compounds daily) on the outstanding principal amount and that all principal and accrued interest is payable six months after the date of issuance of the note (December 19, 2007). The note further provides that an “Event of Default” would occur under the note if the Company fails to make payment within 30 days after the due date of the note. From and after the occurrence of an Event of Default, interest accrues on the note at the rate of the lesser of 30% per annum or the maximum interest rate permitted by law.

The holder of the note may elect to receive payment in our common stock at a conversion price of the lesser of $.01 per share or a formula based on the trading price of our stock.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The $60,000 note to The Nutmeg/Mercury Fund LLLP described in Item 2.03 is currently in default.

Item 5.02	Change in Directors; Appointment of Officers

At a meeting of our Board of Directors held on June 29, 2007 the following resignations, elections, and appointment of officers took place:

Thomas A. Merchant resigned from the Board of Directors for personal reasons. Mr. Merchant received $5,000 in full settlement of any claims against us that he might have arising from his service to our Company.

Alexander Gordon Lane resigned as Chairman of the Board of Directors and from the Board of Directors for health reasons. Mr. Lane received $50,000 in full settlement of any claims against us that he might have arising from his services to our Company.

George Q. Stevens was elected to the Board of Directors and subsequently as Chairman of the Board of Directors of our Company. Currently, there is no agreement for compensation for Mr. Stevens to serve in this capacity. Mr. Stevens is an advisor to both of the two investment groups which have recently loaned money to our Company as discussed in Item 2.03 above. After many years in business, in 1986, George Stevens formed Stevens Information Systems, a firm which specialized in information technology.  This technology was used primarily by the retirement plan administration community within major brokerage houses. The firm evolved into an administration company, and also included the reporting functions and fulfillment to individual employees of many Fortune 500 corporations.  Stevens Information Systems was sold to its employees in 2003 and George remained as Chairman until early 2005.  Since May 2005 Mr. Stevens has performed multiple due diligence and investment assessment assignments for a variety of investment banking firms.  In January 2006, he started Stevens Resource Group, which specializes in investment assessments, due diligence and business consulting for the investment banking and private placement fields.  George was educated at Seattle University, majoring in Commerce and Finance.  He has been a guest lecturer for various corporations and universities in start-up, finance and management fields. Mr. Stevens frequently serves as a director and/or as an operating officer of companies for whom he has recommended funding until such time as the investment matures.

Carmine Castellano was elected to the Board of Directors. There is no agreement for compensation for Mr. Castellano to serve in this capacity. For the past five years Mr. Castellano has been a private investor in various international communications related ventures.

Mr. Castellano and Mr. Stevens have no prior business or personal relationship with each other or any other director or former director of the Company.

William T. Large resigned as President and Chief Executive Officer of our Company. Mr. Large remains as a Director of our Company. In consideration of Mr. Large’s resignation as an executive officer of our Company Mr. Large received $50,000 in full settlement of any claims against us that he might have arising from his service to our Company as an executive officer.

Mr. Richard K. Lauer was appointed President and Chief Executive Officer of the Company. For the past five years, Mr. Lauer has served as President and Chief Executive Officer of several early stage computer technology related businesses. Mr. Lauer currently serves as President of Access Key IP, Inc., a company engaged in the business of providing unique IPTV (internet protocol for TV) solutions for retail, home and MDU (Multiple Dwelling Unit) markets as well as USB security solutions for personal computers. George Stevens is CEO and Chairman of the Board of Access Key IP, Inc.

Mr. Lauer has more than 25 years of executive level technology industry experience. Mr. Lauer’s background includes a variety of senior level positions with high growth organizations in public, private and venture-funded sectors. As president of Raining Data (RDTA, NASDAQ), he managed a complex acquisition and subsequent merger with a public company while growing revenues dramatically. While Vice President of Sales & Marketing at Sequoia Systems Mr. Lauer was responsible for growing revenues from zero to nearly $100 million in less than 5 years. With extensive OEM and worldwide distribution channel background, Mr. Lauer managed major transactions with a wide variety of notable industry players such as Hewlett Packard, IBM, Samsung, and Toshiba. Mr. Lauer holds a BA in Marketing from California State University at Fullerton as well as an MBA from Pepperdine University in Malibu, California.

Item 9.01	Financial Statements and Exhibits.

(d)  The following exhibits are filed herewith:

10.1	Designer Appliances, Inc. Asset Assignment & Royalty Disposal Value Agreement, dated as of June 29, 2007 between the Company and William Thomas Large.

10.2	Intellectual Property Assignment Agreement, dated as of June 29, 2007 between the Company and William Thomas Large.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	By:	/s/ Richard K. Lauer
Name: Richard K. Lauer
Title: Chief Executive Officer